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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-45865) and the Post-effective Amendment No. 2 to the Registration Statement (Form S-3, No. 33-58066), each pertaining to the issuance of debentures, the Post-effective Amendment No. 1 to the Registration Statement (Form S-3, No. 33-58120), pertaining to the issuance of common stock, the Post-effective Amendment No. 2 to the Registration Statement (Form S-8, No. 33-10715), Post-effective Amendment No. 1 to the Registration Statements (Form S-8, Nos. 33-30995 and 33-45194), each pertaining to stock option plans of Witco Corporation, and the Registration Statement (Form S-8, No. 33-48806), pertaining to an employee benefit plan of Witco Corporation, of our report dated January 27, 1994, except for Note 7, as to which the date is March 11, 1994, with respect to the consolidated financial statements and schedules of Witco Corporation and Subsidiary Companies included in this Annual Report (Form 10-K) for the year ended December 31, 1993.

                                          ERNST & YOUNG

Stamford, Connecticut
March 18, 1994